UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Commission File Number: 0-29417

                                     ICRYSTAL, INC.
                (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER

                 DELAWARE                                    62-1581902
        ------------------------------                 ------------------
       (STATE OR OTHER JURISDICTION OF                  (I.R.S.  EMPLOYER
       INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                        3237 King George Hwy., Ste. 101-B
                    Surrey, British Columbia, V5P 1B7 Canada
              -------------------------------------------------------
                  (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)

                      2000 Incentive Plan of ICrystal, Inc.
                           (FULL  TITLE  OF  THE  PLAN)

                             Larry J. Hrabi, President
                          3237 King George Hwy., Ste. 101-B
                      Surrey, British Columbia, V4P 1B7 Canada
              ------------------------------------------------------
                  (NAME  AND  ADDRESS  OF  AGENT  FOR  SERVICE)

                                  (604) 542-5021
         -----------------------------------------------------------------
        (TELEPHONE  NUMBER,  INCLUDING  AREA  CODE,  OF  AGENT FOR SERVICE)


                           CALCULATION OF REGISTRATION FEE
                -------------------------------------------------
TITLE OF         AMOUNT TO BE   PROPOSED   MAXIMUM   PROPOSED MAXIMUM    AMOUNT
SECURITIES TO    REGISTERED     OFFERING   PRICE     AGGREGATE OFFERING    OF
REGISTRATION                     PRICE      PER          PRICE           REGIS-
BE REGISTERED                     PER      SHARE                         TRATION
                                 SHARE                                    FEE
--------------------------------------------------------------------------------

Common Stock,     3,000,000      $ .20    $  .20      $600,000       $ 158.40
 .001 Par Value

PART  I.  INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.  PLAN  INFORMATION

(A)  GENERAL  PLAN  INFORMATION

(1) THE PLAN IS ENTITLED " 2000 INCENTIVE PLAN OF ICRYSTAL, INC. " AND IS TO BE OFFERED BY ICRYSTAL, INC. (HEREINAFTER "REGISTRANT" OR THE "COMPANY").

(2) THE  GENERAL  NATURE AND  PURPOSE IS TO TO ENABLE  THE  COMPANY TO  ATTRACT,
                                                       ------------
RETAIN AND MOTIVATE THEIR EMPLOYEES AND CONSULTANTS BY PROVIDING FOR OR INCREASING THE PROPRIETARY INTERESTS OF SUCH EMPLOYEES AND CONSULTANTS IN THE COMPANY, AND TO ENABLE THE COMPANY TO ATTRACT, RETAIN AND MOTIVATE ITS
                          ------------

NON-EMPLOYEE  DIRECTORS  AND  FURTHER  ALIGN THEIR  INTERESTS  WITH THOSE OF THE
SHAREHOLDERS  OF THE COMPANY BY  PROVIDING  FOR OR  INCREASING  THE  PROPRIETARY
                 -----------
INTERESTS OF SUCH DIRECTORS IN THE COMPANY. THE PLAN PROVIDES THAT NO AWARDS MAY
                               -----------
BE GRANTED AFTER APRIL 4, 2010. THE PLAN ADMINISTRATOR HAS SOLE AND ABSOLUTE DISCRETION REGARDING ALL TERMS AND CONDITIONS REGARDING ANY AWARDS UNDER THE PLAN.

(3) THE PLAN IS NOT, UNDER THE BEST KNOWLEDGE OF REGISTRANT, SUBJECT TO ANY PROVISIONS OF ERISA.

(4)  CONTACT  INFORMATION:    LARRY  J. HRABI, CEO  OF  REGISTRANT;   TELEPHONE:
604-542-5021. THE ADMINISTRATORS OF THE PLAN ARE LARRY J. HRABI AND DOUG SLAMKO, WHO ARE OFFICERS, DIRECTORS AND SHAREHOLDERS OF REGISTRANT. THE ADMINISTRATORS ARE SELECTED BY THE BOARD OF DIRECTORS OF REGISTRANT, FOR A TERM OF ONE YEAR, AND MAY BE REMOVED BY RESOLUTION OF THE BOARD OF DIRECTORS.

(B)  SECURITIES  TO  BE  OFFERED

(1)     A TOTAL OF 3,000,000 SHARES OF REGISTRANT'S COMMON STOCK WILL BE
OFFERED.

(2)     NOT  APPLICABLE

(C)  EMPLOYEES  WHO  MAY  PARTICIPATE  IN  THE  PLAN:  EMPLOYEES,   NON-EMPLOYEE
DIRECTORS,  INDEPENDENT  CONTRACTORS OR CONSULTANTS OF THE COMPANY OR ANY OF ITS
                                                       -----------
SUBSIDIARIES, AS SET FORTH IN THE PLAN.
------------

(D)  PURCHASE  OF  SECURITIES  PURSUANT  TO  THE PLAN AND PAYMENT FOR SECURITIES
OFFERED:

     (1) PLAN PARTICIPANTS MAY BE GRANTED AWARDS UNDER THE PLAN AND RECEIVE SHARES OF COMMON STOCK AT ANY TIME PRIOR TO APRIL 4, 2010, THE TERMINATION DATE OF THE PLAN. THE PRICE AT WHICH THE COMMON STOCK MAY BE PURCHASED, THE BASIS FOR DETERMINATION OF THE PURCHASE PRICE AND ANY TERMS REGARDING THE AMOUNT OF COMMON STOCK ANY PLAN PARTICIPANT MAY PURCHASE ARE ALL SUBJECT TO THE SOLE AND ABSOLUTE DISCRETION OF THE ADMINISTRATOR. THE INITIAL PRICE AT WHICH THE COMMON STOCK MAY BE PURCHASED IS $.20.

     (2) THE TIME AND MANNER OF PAYMENT FOR COMMON STOCK PURCHASED IS SUBJECT TO THE DISCRETION OF THE ADMINISTRATOR, AS PROVIDED IN SECTION 3(d) OF THE PLAN.

     (3) THE ADMINISTRATOR HAS SOLE AND ABSOLUTE DISCRETION TO ESTABLISH THE AMOUNT OF COMMON STOCK ANY PLAN PARTICIPANT MAY ACQUIRE UNDER THE PLAN.

     (4) THE PLAN DOES NOT PROVIDE FOR ANY CONTRIBUTIONS TO BE MADE BY THE REGISTRANT OR ANY EMPLOYER.

     (5) THERE ARE NO PROVISIONS RELATING TO NATURE OR FREQUENCY OF ANY REPORTS TO BE MADE TO PLAN PARTICIPANTS REGARDING THE AMOUNT OR STATUS OF THEIR ACCOUNTS.

     (6) THE SECURITIES WILL BE PURCHASED DIRECTLY FROM REGISTRANT'S TREASURY; NO FEES, COMMISSIONS OR OTHER CHARGES WILL BE PAID.

(E)  RESALE  RESTRICTIONS: NO RESTRICTIONS ON RESALE ARE CURRENTLY CONTEMPLATED.

(F) TAX EFFECTS OF PLAN PARTICIPATION: PLAN PARTICIPANTS MAY REALIZE A GAIN WHEN THEY SELL THE SHARES, BASED ON THE SALE PRICE THEY RECEIVE VERSUS THE PURCHASE PRICE. REGISTRANT DOES NOT FORESEE A TAX CONSEQUENCE FOR ITSELF. THE PLAN DOES NOT, TO THE BEST KNOWLEDGE OF REGISTRANT, QUALIFY UNDER SECTION 401(a) OF THE INTERNAL REVENUE CODE. THE INVESTMENT COMPANY ACT OF 1940 IS NOT APPLICABLE.

(G) INVESTMENT OF FUNDS: THE FUNDS RECEIVED, IF ANY, WILL BE USED FOR GENERAL USE OF REGISTRANT.

(H)  WITHDRAWAL  FROM  THE  PLAN;  ASSIGNMENT  OF  INTEREST

     (1) THE PLAN DOES NOT CONTAIN PROVISIONS REGARDING WITHDRAWAL OR TERMINATION, AND NONE ARE CURRENTLY CONTEMPLATED. HOWEVER, THE PLAN ADMINISTRATOR HAS THE SOLE AND ABSOLUTE DISCRETION TO ADOPT SUCH PROVISIONS AT ANY TIME.

     (2) THE PLAN DOES NOT CONTAIN PROVISIONS REGARDING ASSIGNMENT OR HYPOTHECATION, AND NONE ARE CURRENTLY CONTEMPLATED. HOWEVER, THE PLAN ADMINISTRATOR HAS THE SOLE AND ABSOLUTE DISCRETION TO ADOPT SUCH PROVISIONS AT ANY TIME.

     (3)  NOT APPLICABLE

(I) FORFEITURES AND PENALTIES: THERE IS NO CURRENTLY CONTEMPLATED FORFEITURE OR PENALTY EVENT.

(J)  CHARGES,  DEDUCTIONS  AND  LIENS  THEREFOR:

     (1)  THERE ARE NO PROVISIONS FOR CHARGES OR DEDUCTIONS UNDER THE PLAN.

     (2)  THERE ARE NO PROVISIONS FOR THE CREATION OF ANY LIEN UNDER THE PLAN.

     (3)  NOT  APPLICABLE



ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

REGISTRANT PLANS TO IMMEDIATELY FORWARD A COPY OF THIS FORM AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE TO POTENTIAL PLAN PARTICIPANTS UPON THE FILING OF THIS FORM, THUS SATISFYING THE REQUIREMENTS FOR THIS SECTION.

PART  II.  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

(A) THE FORM 10-SB REPORT FILED BY REGISTRANT ON MAY 30, 2000 IS HEREBY INCORPORATED BY REFERENCE.

(B) THE 10-Q REPORT FILED BY REGISTRANT FOR THE FISCAL QUARTER ENDING MARCH 31, 2000, IS HEREBY INCORPORATED BY REFERENCE.

(C) THE FORM 10-SB REPORT FILED BY REGISTRANT ON MAY 30, 2000 IS HEREBY INCORPORATED BY REFERENCE.


IN ADDITION, ALL DOCUMENTS SUBSEQUENTLY FILED BY REGISTRANT PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, IF ANY, ARE INCORPORATED BY REFERENCE.

ITEM  4.  DESCRIPTION  OF  SECURITIES

NOT  APPLICABLE.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

THERE ARE NO RELEVANT INTERESTS OF EXPERT OR COUNSEL IN THIS FORM THAT REQUIRE DISCLOSURE.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

REGISTRANT'S CHARTER GENERALLY INDEMNIFIES A DIRECTOR OR AN OFFICER AGAINST LIABILITY WHICH HE/SHE INCURS IN HIS/HER CAPACITY.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

NO RESTRICTED SECURITIES ARE TO BE REOFFERED OR RESOLD PURSUANT TO THIS REGISTRATION STATEMENT AND,THEREFORE, NO EXEMPTION FROM REGISTRATION IS HEREBY CLAIMED FOR SUCH SECURITIES.

ITEM  8.  EXHIBITS

     (a) AN OPINION OF COUNSEL AS TO THE LEGALITY OF THE ORIGINAL ISSUE SECURITIES IS PROVIDED IN EXHIBIT 5.

     (b) REGISTRANT WILL SUBMIT THE PLAN AND ANY AMENDMENT THERETO TO THE INTERNAL REVENUE SERVICE ("IRS") IN A TIMELY MANNER AND WILL MAKE ALL CHANGES REQUIRED BY THE IRS IN ORDER TO QUALIFY THE PLAN.


     REGISTRANT FURNISHES THE FOLLOWING EXHIBITS REQUIRED BY ITEM 601 0F REGULATION S-K:

EXHIBIT 4 - 2000 INCENTIVE PLAN OF ICRYSTAL, INC.

EXHIBIT 5 - OPINION OF LEGAL COUNSEL

EXHIBIT 15 - LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION IS INCORPORATED FROM REGISTRANT'S FORM 10-Q FILED FOR THE QUARTER ENDED MARCH 31, 2000.

EXHIBIT 23 - CONSENTS OF EXPERTS AND COUNSEL ARE INCORPORATED FROM REGISTRANT'S PREVIOUS FORM 10-SB AND 10-Q FILINGS. ALSO, SEE EXHIBIT 5.



ITEM  9.  UNDERTAKINGS

     THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     (1) THAT, FOR THE PURPOSE OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH POST-EFFECTIVE AMENDMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

     (2) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED WHICH REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.


     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

                             SIGNATURES
                             ----------

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE ADMINISTRATORS OF THE ICRYSTAL, INC. 2000 INCENTIVE PLAN HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF VANCOUVER, B.C., CANADA ON JULY 14, 2000.

ICRYSTAL, INC.,
A DELAWARE  CORPORATION



BY:/s/LARRY J. HRABI
   ----------------------------
   LARRY J. HRABI, DIRECTOR AND
   PLAN ADMINISTRATOR



BY:/s/DOUG SLAMKO
   -------------------------
   DOUG SLAMKO, DIRECTOR AND
   PLAN ADMINISTRATOR